Exhibit 10.15(m)

THIRTEENTH AMENDMENT TO NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT

This Thirteenth Amendment to Non-Recourse Receivables Purchase Agreement (this “Amendment”) is entered into as December 12, 2007, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Buyer”) and ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (“Seller”).

1.                                      DESCRIPTION OF EXISTING AGREEMENT.  Reference is made to a certain Non-Recourse Receivables Purchase Agreement by and between Buyer and Seller dated as of December 31, 2003, as amended by a certain First Amendment to Non-Recourse Receivables Purchase Agreement dated June 30, 3004, as further amended by a certain Second Amendment to Non-Recourse Receivables Purchase Agreement dated September 30, 2004, as further amended by a certain Third Amendment to Non-Recourse Receivables Purchase Agreement dated December 31, 2004, as further amended by a certain Fourth Amendment to Non-Recourse Receivables Purchase Agreement dated March 8, 2005, as further amended by a certain Fifth Amendment to Non-Recourse Receivables Purchase Agreement dated March 31, 2005, as further amended by a certain Sixth Amendment to Non-Recourse Receivables Purchase Agreement dated December 29, 2005, as further amended by a certain Seventh Amendment to Non-Recourse Receivables Purchase Agreement dated as of July 17, 2006, as further amended by a certain Eighth Amendment to Non-Recourse Receivables Purchase Agreement dated as of September 15, 2006, as further amended by a certain Ninth Amendment to Non-Recourse Receivables Purchase Agreement dated as of January 12, 2007, as further amended by a certain Tenth Amendment to Non-Recourse Receivables Purchase Agreement dated as of April 13, 2007, as further amended by a certain Eleventh Amendment to “Non-Recourse Receivables Purchase Agreement dated as of June 28, 2007, and as further amended by a certain Twelfth Amendment to Non-Recourse Receivables Purchase Agreement dated as of October 16, 2007 (as further amended from time to time, the “Purchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Purchase Agreement.

2.                                      DESCRIPTION OF CHANGE IN TERMS.

Modification to Purchase Agreement

A.                                    The Purchase Agreement shall be amended by inserting the following new definition, appearing alphabetically in Section  1 thereto (and thereby amending the existing numbering in Section 1):

“                                          “Surplus” has the meaning set forth in Section 8(b) hereof.”

B.                                    The Purchase Agreement shall be amended by deleting the following text appearing in Section 8(b) hereof:

“In addition, in the event that the Buyer receives payment of a Purchased Receivable in an amount less than the United States dollar value of the Total Purchased Receivables Amount for such Purchased Receivable as set forth on the Schedule solely and directly due to fluctuations in foreign exchange rates (the “Deficiency”), then the Seller shall immediately indemnify Buyer for the Deficiency in an amount equal to the Deficiency.”

and inserting in lieu thereof the following:

“In addition, in the event that the Buyer receives payment of a Purchased Receivable in an amount less than the United States dollar value of the Total Purchased Receivables Amount for such Purchased Receivable as set forth on the Schedule solely and directly due to fluctuations in foreign exchange rates (the “Deficiency”), then the Seller shall immediately indemnify Buyer for the Deficiency in an amount equal to the Deficiency in an amount equal to the Deficiency.  In the event that the Buyer receives payment of a Purchased Receivable in an amount greater than the United States dollar value of the Total Purchased Receivables Amount for such Purchased Receivable as set forth on the Schedule solely and directly due to fluctuations in foreign exchange rates (the “Surplus”), then the Buyer shall immediately turn over to the Seller an amount equal to the Surplus.”

3.                                      FEES.  Seller shall reimburse Buyer for all legal fees and expenses incurred in connection with this Amendment

4.                                      CONSISTENT CHANGES.  The Purchase Agreement is hereby amended wherever necessary to reflect the changes described above.

5.                                      RATIFICATION OF DOCUMENTS.  Seller hereby ratifies, confirms, and reaffirms all terms and conditions of the Purchase Agreement.

6.                                      CONTINUING VALIDITY.  Seller understands and agrees that in modifying the Purchase Agreement, Buyer is relying upon Seller’s representations, warranties, and agreements, as set forth in the Purchase Agreement.  Except as expressly modified pursuant to this Amendment, the terms of the Purchase Agreement remain unchanged and in full force and effect.  Buyer’s agreement to modifications to the Purchase Agreement pursuant to this Amendment in no way shall obligate Buyer to make any future modifications to the Purchase Agreement.

7.                                      NO DEFENSES OF SELLER.  Seller hereby acknowledges and agrees that Seller has no offsets, defenses, claims, or counterclaims against Buyer with respect to the Purchase Agreement or otherwise, and that if Seller now has, or ever did have, any offsets, defenses, claims, or counterclaims against Buyer, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Seller hereby RELEASES Buyer from any liability thereunder.

8.                                      COUNTERSIGNATURE.  This Amendment shall become effective only when it shall have been executed by Seller and Buyer.

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This Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

SELLER:		BUYER:

ASPEN TECHNOLOGY, INC.		SILICON VALLEY BANK

By:	/s/ Brad Miller	By:	/s/ John K. Peck

Name:	Brad Miller	Name:	John K. Peck

Title:	SUP-CFO	Title:	SVP